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                                   EXHIBIT 25

                                POWER OF ATTORNEY

         Each of the undersigned hereby authorizes Newell D. Crane, B.S., M.B.A., Ph.D. as his attorney-in-fact to execute in the name of such person and to file such amendments (including post-effective amendments) to this Registration Statement as the Registrant deems appropriate and appoints such person as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file all amendments, exhibits, supplements, post-effective amendments and acceleration requests to this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
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

SIGNATURE                       CAPACITY                     DATE
/s/ Newell D. Crane             Director                    June 3, 2000
- - ------------------------------------
Newell D. Crane, B.S., M.B.A.,
Ph.D.


/s/ Margaret Crane              Director                    June 3, 2000

- - ------------------------------------
Margaret  Crane, M.B.A.


/s/Jeffrey Beneson              Director                    June 3, 2000
- - ------------------------------------
Jeffrey Beneson

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